Exhibit 99.1

Media Inquiries:	Investor Inquiries:
Chuck Hartlage	Thierry Denis
419.248.5395	419.248.5748

Owens Corning Reports Third-Quarter 2017 Results

Company Delivered Record Quarterly Net Sales of $1.7 Billion, up 12% over the Prior Year

•	Roofing grew net sales by 13% and delivered EBIT margins of 22%

•	Composites delivered EBIT of $62 million, with EBIT margins of 12%

•	Insulation increased net sales by 19% and generated EBIT of $64 million

•	Company continues to expect 2017 adjusted EBIT of at least $825 million

TOLEDO, Ohio - October 25, 2017 - Owens Corning (NYSE: OC) today reported consolidated net sales of $1.7 billion in third-quarter 2017, compared with net sales of $1.5 billion in third-quarter 2016, an increase of 12%.

Third-quarter 2017 net earnings attributable to Owens Corning were $96 million, or $0.85 per diluted share, compared with $112 million, or $0.97 per diluted share, during the comparable quarter in 2016. Third-quarter 2017 adjusted earnings were $141 million, or $1.25 per diluted share, compared with $125 million, or $1.08 per diluted share, during the same period one year ago (See Use of Non-GAAP Measures, See Table 3).

“Owens Corning delivered another strong quarter, despite some isolated market challenges. We remain confident in our ability to finish the year with strong financial performance,” said Chairman and Chief Executive Officer Mike Thaman. “We were particularly pleased with the contribution of our newly acquired FOAMGLAS® business within our Insulation segment.”

Consolidated Third-Quarter 2017 Results

•	Owens Corning sustained a high level of safety performance in the third quarter, with a recordable incident rate of 0.45, compared with 0.49 in third-quarter 2016, representing an 8% improvement.

•
Reported earnings before interest and taxes (EBIT) for third-quarter 2017 were $227 million, compared with $207 million during the same period in 2016. Adjusted EBIT in third-quarter 2017 was $239 million, compared with $218 million in 2016 (See Table 2).

•
During third-quarter 2017, Owens Corning repurchased approximately 320,000 shares of its common stock for $21 million. As of the end of the quarter, approximately 7.5 million shares were available for repurchase under the current authorization.

•
The company retired the remaining $144 million of outstanding bonds maturing in 2019, and $140 million of bonds maturing in 2036. These actions complete the previously announced financing plan for the Pittsburgh Corning acquisition and improve the company’s debt maturity profile. The company incurred a loss on debt extinguishment of $71 million in the quarter associated with these actions.

2017 Outlook

•	The company continues to anticipate an environment consistent with consensus expectations for U.S. housing starts and improving global industrial production growth.

•
In Roofing, third-quarter volumes remained strong for both shingles and components. For the first nine months of 2017, industry shingle shipments were up by about 7%. Given this performance, the company now expects 2017 market growth to be in the mid-single digits, with a relatively flat market in the fourth quarter.

•
In Composites, the business continued to perform to expectations with improved operating performance and higher volumes. The results were negatively impacted by a $10 million bad debt charge primarily associated with a large Brazilian customer. The company continues to expect the operating performance of the business to be consistent with previous guidance. As a result of the third-quarter charge, the company now expects EBIT growth of about $20 million for the full year versus the previous guidance of $30 million of improvement.

•
In Insulation, EBIT grew as a result of stronger pricing and better volumes as well as the positive contribution of the FOAMGLAS® business. While U.S. volume growth slowed in September, the business is experiencing a recovery in volume growth early in the fourth quarter. The company continues to expect to deliver revenue growth of more than $250 million and EBIT of about $185 million.

•	The company estimates an effective tax rate of 32% to 34%, and a cash tax rate of 10% to 12% on adjusted pre-tax earnings, due to the company’s $1.8 billion U.S. tax net operating loss carryforward.

•
The company expects general corporate expenses to be approximately $140 million in 2017. Capital additions in 2017 are expected to total approximately $385 million. Interest expense is expected to be about $110 million.

•	For full-year 2017, the company continues to expect adjusted EBIT of at least $825 million.

Next Earnings Announcement
Fourth-quarter 2017 results will be announced on Wednesday, February 21, 2018.

Third-Quarter 2017 Conference Call and Presentation
Wednesday, October 25, 2017
11 a.m. Eastern Daylight Time

All Callers
Live dial-in telephone number: U.S. 1.888.317.6003; Canada 1.866.284.3684; and other international +1.412.317.6061.
Entry number: 467-1079 (Please dial in 10-15 minutes before conference call start time)
Live webcast: http://services.choruscall.com/links/oc171025.html
Telephone and Webcast Replay
Telephone replay will be available one hour after the end of the call through November 1, 2017. In the U.S., call 1.877.344.7529. In Canada, call 1.855.669.9658. In other international locations, call +1.412.317.0088.
Conference replay number: 101-129-23
Replay available at http://services.choruscall.com/links/oc170726.html
Webcast replay available until October 25, 2018
About Owens Corning
Owens Corning (NYSE: OC) develops, manufactures, and markets insulation, roofing, and fiberglass composites. Global in scope and human in scale, the company’s market-leading businesses use their deep expertise in materials, manufacturing and building science to develop products and systems that save energy and improve comfort in commercial and residential buildings. Through its glass reinforcements business, the company makes thousands of products lighter, stronger and more durable. Ultimately, Owens Corning people and products make the world a better place. Based in Toledo, Ohio, Owens Corning posted 2016 sales of

$5.7 billion and employs 17,000 people in 33 countries. It has been a Fortune 500® company for 63 consecutive years. For more information, please visit www.owenscorning.com.

Use of Non-GAAP Measures
Owens Corning uses non-GAAP measures in its earnings press release that are intended to supplement investors’ understanding of the company’s financial information. These non-GAAP measures include EBIT, adjusted EBIT, adjusted earnings, adjusted diluted earnings per share attributable to Owens Corning common stockholders (“adjusted EPS”), adjusted pre-tax earnings, and free cash flow. When used to report historical financial information, reconciliations of these non-GAAP measures to the corresponding GAAP measures are included in the financial tables of this press release. Specifically see Table 2 for EBIT and adjusted EBIT, Table 3 for adjusted earnings and adjusted EPS, and Table 8 for free cash flow.

For purposes of internal review of Owens Corning’s year-over-year operational performance, management excludes from net earnings attributable to Owens Corning certain items it believes are not representative of ongoing operations. The non-GAAP financial measures resulting from these adjustments (including adjusted EBIT, adjusted earnings, adjusted EPS and adjusted pre-tax earnings) are used internally by Owens Corning for various purposes, including reporting results of operations to the Board of Directors, analysis of performance, and related employee compensation measures. Management believes that these adjustments result in a measure that provides a useful representation of its operational performance; however, the adjusted measures should not be considered in isolation or as a substitute for net earnings attributable to Owens Corning as prepared in accordance with GAAP.

Free cash flow is a non-GAAP liquidity measure used by investors, financial analysts and management to help evaluate the company's ability to generate cash to pursue opportunities that enhance shareholder value. Free cash flow is not a measure of residual cash flow available for discretionary expenditures due to the company’s mandatory debt service requirements. Free cash flow is used internally by the company for various purposes, including reporting results of operations to the Board of Directors of the company and analysis of performance. Management believes that this measure provides a useful representation of our operational performance and liquidity; however, the measure should not be considered in isolation or as a substitute for net cash flow provided by operating activities as prepared in accordance with GAAP.

When the company provides forward-looking expectations for non-GAAP measures (adjusted EBIT and adjusted pre-tax earnings), the most comparable GAAP measures and a reconciliation between the non-GAAP expectations and the corresponding GAAP measures are generally not available without unreasonable effort due to the variability, complexity and limited visibility of the adjusting items that would be excluded from the non-GAAP measures in future periods. The variability in timing and amount of adjusting items could have significant and unpredictable effect on our future GAAP results.

Forward-Looking Statements
This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements are subject to risks, uncertainties and other factors and actual results may differ materially from those results projected in the statements. These risks, uncertainties and other factors include, without limitation: relationships with key customers; levels of residential and commercial construction activity; competitive and pricing factors; levels of global industrial production; demand for our products; industry and economic conditions that affect the market and operating conditions of our customers, suppliers or lenders; domestic and international economic and political conditions, including new legislation, policies or other governmental actions by the U.S. Presidential administration and Congress; foreign exchange and commodity price fluctuations, our level of indebtedness; weather conditions; availability and cost of credit; availability and cost of energy and raw materials; issues involving implementation and protection of information technology systems; labor disputes; legal and regulatory proceedings, including litigation and environmental actions; our ability to utilize net operating loss carry-forwards; research and development activities and intellectual property protection; interest rate movements; uninsured losses; issues related to acquisitions, divestitures and joint ventures; achievement of expected synergies, cost reductions and/or productivity improvements; defined benefit plan funding obligations; price volatility in certain wind energy markets in the U.S.; and factors detailed from time to time in the company’s Securities and Exchange Commission filings. The information in this news release speaks as of October 25, 2017, and is subject to change. The company does not undertake any duty to update or revise forward-looking statements except as required by federal securities laws. Any distribution of this news release after that date is not intended and should not be construed as updating or confirming such information.

Owens Corning Investor Relations News

Table 1
Owens Corning and Subsidiaries
Consolidated Statements of Earnings
(unaudited)
(in millions, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
NET SALES	$1,703	$1,518	$4,778	$4,294
COST OF SALES	1,279	1,144	3,602	3,232
Gross margin	424	374	1,176	1,062
OPERATING EXPENSES
Marketing and administrative expenses	160	141	457	426
Science and technology expenses	22	20	64	60
Other expenses, net	15	6	68	13
Total operating expenses	197	167	589	499
EARNINGS BEFORE INTEREST AND TAXES	227	207	587	563
Interest expense, net	28	28	81	80
Loss on extinguishment of debt	71	1	71	1
EARNINGS BEFORE TAXES	128	178	435	482
Income tax expense	32	65	142	172
Equity in net earnings of affiliates	—	—	—	1
NET EARNINGS	96	113	293	311
Net earnings attributable to noncontrolling interests	—	1	—	4
NET EARNINGS ATTRIBUTABLE TO OWENS CORNING	$96	$112	$293	$307
EARNINGS PER COMMON SHARE ATTRIBUTABLE TO OWENS CORNING COMMON STOCKHOLDERS
Basic	$0.86	$0.98	$2.63	$2.67
Diluted	$0.85	$0.97	$2.59	$2.65
Dividend	$0.20	$0.18	$0.60	$0.54
WEIGHTED AVERAGE COMMON SHARES
Basic	111.0	114.1	111.6	114.9
Diluted	112.7	115.4	113.2	116.0

Table 2
Owens Corning and Subsidiaries
EBIT Reconciliation Schedules
(unaudited)

Adjusting income (expense) items to EBIT are shown in the table below (in millions):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
Restructuring costs	$(8)	(5)	$(37)	$(8)
Acquisition-related costs	(1)	(4)	(12)	(8)
Recognition of acquisition inventory fair value step-up	(5)	(2)	(5)	(10)
Litigation settlement gain, net of legal fees	—	—	29	—
Pension settlement gain (loss)	2	—	(28)	—
Total adjusting items	$(12)	$(11)	$(53)	$(26)

The reconciliation from net earnings attributable to Owens Corning to EBIT and Adjusted EBIT is shown in the table below (in millions):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
NET EARNINGS ATTRIBUTABLE TO OWENS CORNING	$96	$112	$293	$307
Net earnings attributable to noncontrolling interests	—	1	—	4
NET EARNINGS	96	113	293	311
Equity in net earnings of affiliates	—	—	—	1
Income tax expense	32	65	142	172
EARNINGS BEFORE TAXES	128	178	435	482
Interest expense, net	28	28	81	80
Loss on extinguishment of debt	71	1	71	1
EARNINGS BEFORE INTEREST AND TAXES	227	207	587	563
Adjusting items from above	(12)	(11)	(53)	(26)
ADJUSTED EBIT	$239	$218	$640	$589

Table 3
Owens Corning and Subsidiaries
EPS Reconciliation Schedules
(unaudited)
(in millions, except per share data)
A reconciliation from net earnings attributable to Owens Corning to adjusted earnings and a reconciliation from diluted earnings per share to adjusted diluted earnings per share are shown in the tables below:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
RECONCILIATION TO ADJUSTED EARNINGS
NET EARNINGS ATTRIBUTABLE TO OWENS CORNING	$96	$112	$293	$307
Adjustment to remove adjusting items (a)	83	11	124	26
Adjustment to remove tax benefit on adjusting items (b)	(29)	(1)	(38)	(6)
Adjustment to tax expense to reflect pro forma tax rate (c)	(9)	3	(5)	11
ADJUSTED EARNINGS	$141	$125	$374	$338

RECONCILIATION TO ADJUSTED DILUTED EARNINGS PER SHARE ATTRIBUTABLE TO OWENS CORNING COMMON STOCKHOLDERS
DILUTED EARNINGS PER COMMON SHARE ATTRIBUTABLE TO OWENS CORNING COMMON STOCKHOLDERS	$0.85	$0.97	$2.59	$2.65
Adjustment to remove adjusting items (a)	0.74	0.10	1.10	0.23
Adjustment to remove tax benefit on adjusting items (b)	(0.26)	(0.01)	(0.34)	(0.05)
Adjustment to tax expense to reflect pro forma tax rate (c)	(0.08)	0.02	(0.05)	0.08
ADJUSTED DILUTED EARNINGS PER SHARE ATTRIBUTABLE TO OWENS CORNING COMMON STOCKHOLDERS	$1.25	$1.08	$3.30	$2.91

RECONCILIATION TO DILUTED SHARES OUTSTANDING
Weighted-average number of shares outstanding used for basic earnings per share	111.0	114.1	111.6	114.9
Non-vested restricted and performance shares	1.4	0.9	1.4	0.8
Options to purchase common stock	0.3	0.4	0.2	0.3
Weighted-average number of shares outstanding and common equivalent shares used for diluted earnings per share	112.7	115.4	113.2	116.0

(a)	Adjusting items in 2017 include loss on extinguishment of debt. Please refer to Table 2 "EBIT Reconciliation Schedules" for additional information on adjusting items.
(b)	The tax impact of adjusting items is based on our expected tax accounting treatment and rate for the jurisdiction of each adjusting item.
(c)
To compute adjusted earnings, we apply a full year pro forma effective tax rate to each quarter presented. For 2017, we have used a full year pro forma effective tax rate of 33%, which is the mid-point of our 2017 effective tax rate guidance of 32% to 34%.  For comparability, in 2016, we have used an effective tax rate of 33%, which was our 2016 effective tax rate excluding the reversal of a valuation allowance against certain European net deferred tax assets.

Table 4
Owens Corning and Subsidiaries
Consolidated Balance Sheets
(unaudited)
(in millions, except per share data)

ASSETS	September 30, 2017	December 31, 2016
CURRENT ASSETS
Cash and cash equivalents	$168	$112
Receivables, less allowances of $22 at September 30, 2017 and $9 at December 31, 2016	916	678
Inventories	793	710
Assets held for sale	12	12
Other current assets	74	74
Total current assets	1,963	1,586
Property, plant and equipment, net	3,314	3,112
Goodwill	1,513	1,336
Intangible assets, net	1,367	1,138
Deferred income taxes	297	375
Other non-current assets	202	194
TOTAL ASSETS	$8,656	$7,741
LIABILITIES AND EQUITY
CURRENT LIABILITIES
Accounts payable and accrued liabilities	$1,180	$960
Short-term debt	2	—
Long-term debt – current portion	3	3
Total current liabilities	1,185	963
Long-term debt, net of current portion	2,539	2,099
Pension plan liability	316	367
Other employee benefits liability	239	221
Deferred income taxes	65	36
Other liabilities	198	164
Redeemable equity	—	2
OWENS CORNING STOCKHOLDERS’ EQUITY
Preferred stock, par value $0.01 per share (a)	—	—
Common stock, par value $0.01 per share (b)	1	1
Additional paid in capital	3,995	3,984
Accumulated earnings	1,603	1,377
Accumulated other comprehensive deficit	(605)	(710)
Cost of common stock in treasury (c)	(920)	(803)
Total Owens Corning stockholders’ equity	4,074	3,849
Noncontrolling interests	40	40
Total equity	4,114	3,889
TOTAL LIABILITIES AND EQUITY	$8,656	$7,741

(a)10 shares authorized; none issued or outstanding at September 30, 2017, and December 31, 2016
(b)400 shares authorized; 135.5 issued and 111.2 outstanding at September 30, 2017; 135.5 issued and 112.7 outstanding at December 31, 2016
(c)24.3 shares at September 30, 2017, and 22.8 shares at December 31, 2016

Table 5
Owens Corning and Subsidiaries
Consolidated Statements of Cash Flows
(unaudited)
(in millions)

	Nine Months Ended September 30,
	2017	2016
NET CASH FLOW PROVIDED BY OPERATING ACTIVITIES
Net earnings	$293	$311
Adjustments to reconcile net earnings to cash provided by operating activities:
Depreciation and amortization	269	242
Deferred income taxes	88	127
Provision for pension and other employee benefits liabilities	34	6
Stock-based compensation expense	30	25
Other non-cash	17	(7)
Loss on extinguishment of debt	71	1
Changes in operating assets and liabilities	(17)	27
Pension fund contributions	(68)	(60)
Payments for other employee benefits liabilities	(13)	(14)
Other	(10)	21
Net cash flow provided by operating activities	694	679
NET CASH FLOW USED FOR INVESTING ACTIVITIES
Cash paid for property, plant and equipment	(249)	(281)
Proceeds from the sale of assets or affiliates	3	—
Investment in subsidiaries and affiliates, net of cash acquired	(566)	(450)
Other	2	2
Net cash flow used for investing activities	(810)	(729)
NET CASH FLOW PROVIDED BY FINANCING ACTIVITIES
Proceeds from long-term debt	588	395
Proceeds from senior revolving credit and receivables securitization facilities	869	574
Proceeds from term loan borrowing	—	300
Payments on term loan borrowing	—	(300)
Payments on senior revolving credit and receivables securitization facilities	(736)	(514)
Payments on long-term debt	(351)	(160)
Net increase (decrease) in short-term debt	2	(5)
Dividends paid	(67)	(61)
Purchases of treasury stock	(159)	(176)
Other	8	10
Net cash flow provided by financing activities	154	63
Effect of exchange rate changes on cash	19	1
Net increase in cash, cash equivalents and restricted cash	57	14
Cash, cash equivalents and restricted cash at beginning of period	118	96
CASH, CASH EQUIVALENTS AND RESTRICTED CASH AT END OF PERIOD	$175	$110

Table 6
Owens Corning and Subsidiaries
Segment Information
(unaudited)

Composites
The table below provides a summary of net sales, EBIT and depreciation and amortization expense for the Composites segment (in millions):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
Net sales	$514	$496	$1,562	$1,486
% change from prior year	4%	2%	5%	2%
EBIT	$62	$61	$217	$199
EBIT as a % of net sales	12%	12%	14%	13%
Depreciation and amortization expense	$36	$36	$107	$103

Insulation
The table below provides a summary of net sales, EBIT and depreciation and amortization expense for the Insulation segment (in millions):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
Net sales	$568	$476	$1,406	$1,275
% change from prior year	19%	-5%	10%	-4%
EBIT	$64	$38	$98	$83
EBIT as a % of net sales	11%	8%	7%	7%
Depreciation and amortization expense	$36	$26	$89	$78

Roofing
The table below provides a summary of net sales, EBIT and depreciation and amortization expense for the Roofing segment (in millions):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
Net sales	$682	$603	$1,993	$1,711
% change from prior year	13%	20%	16%	22%
EBIT	$147	$146	$427	$388
EBIT as a % of net sales	22%	24%	21%	23%
Depreciation and amortization expense	$13	$13	$37	$34

Table 7
Owens Corning and Subsidiaries
Corporate, Other and Eliminations
(unaudited)
Corporate, Other and Eliminations
The table below provides a summary of EBIT and depreciation and amortization expense for the Corporate, Other and Eliminations category (in millions):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
Restructuring costs	$(8)	$(5)	$(37)	$(8)
Acquisition-related costs	(1)	(4)	(12)	(8)
Recognition of acquisition inventory fair value step-up	(5)	(2)	(5)	(10)
Litigation settlement gain, net of legal fees	—	—	29	—
Pension settlement gain (loss)	2	—	(28)	—
General corporate expense and other	(34)	(27)	(102)	(81)
EBIT	$(46)	$(38)	$(155)	$(107)
Depreciation and amortization	$16	$9	$36	$27

Table 8
Owens Corning and Subsidiaries
Free Cash Flow Reconciliation Schedule
(unaudited)

The reconciliation from net cash flow provided by operating activities to free cash flow is shown in the table below (in millions):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
NET CASH FLOW PROVIDED BY OPERATING ACTIVITIES	$302	$353	$694	$679
Less: Cash paid for property, plant and equipment	(79)	(94)	(249)	(281)
FREE CASH FLOW	$223	$259	$445	$398